Precision Auto Care, Inc.
           Exhibit 11-Statement Re: Computation of Per Share Earnings
                      (In Thousands, except per share data)



                                                 Three Months Ended December 31,        Six Months Ended December 31,
                                                      1997            1996                 1997            1996
                                                   (Unaudited)    (Unaudited)           (Unaudited)     (Unaudited)
                                                   -----------    -----------           -----------     -----------
Weighted average shares outstanding
        Common Stock                                   4,992          4,027                 4,510           4,027

Weighted average shares issuable upon exercise
        of common stock options, if dilutive              14             14                    14              14

Common stock and common stock equivalents
        issued at prices below the IPO price during
        the twelve months preceding the initial
        filing of the Registration Statement               8              8                     8               8

                                                      ======       ========               =======          ======
Total weighted average shares                          5,015          4,050                 4,532           4,050
                                                      ======       ========               =======          ======


                                                      ======       ========               =======          ======
Net ncome                                             $  794       $    472               $ 1,221          $  868
                                                      ======       ========               =======          ======

                                                      ======       ========               =======          ======
Basic earnings per share                              $ 0.16       $   0.12               $  0.27          $ 0.22
                                                      ======       ========               =======          ======

                                                      ======       ========               =======          ======
Dilutive earnings per share                           $ 0.16       $   0.12               $  0.27          $ 0.21
                                                      ======       ========               =======          ======